EXHIBIT 5.1

                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
             A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                             ONE NEW YORK PLAZA
                       NEW YORK, NEW YORK 10004-1980
                              212 - 859 - 8000
                           FAX - 212 - 859 - 4000


                                                         WRITER'S DIRECT LINE
                                                            (212) 859-8280
                                                          FAX: (212) 859-8586


November 10, 1998

The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044

Ladies and Gentlemen:

          We are acting as special counsel to The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering U.S. $2,251,000,000 aggregate issue amount of (i) common stock, par value $0.01 per share, (ii) preferred stock, par value $0.01 per share, and (iii) debt securities (the "Debt Securities"), in each case to be issued from time to time by the Company. All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Indenture, dated as of February 24, 1995 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. Our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture.

          To the extent it may be relevant to the opinion expressed herein, we have assumed that the Trustee has the power and authority to enter into and perform the Indenture and to consummate the transactions contemplated thereby, that the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture and all laws applicable thereto.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in reliance to the extent hereinafter stated upon the opinions of other counsel referred to hereunder, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

          We express no opinion as to the enforceability of any provision of the Indenture specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indenture.

          The opinion set forth above is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          We note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The opinion expressed herein is limited to the laws of the State of New York and the federal laws of the United States of America. In so far as our opinion involves the laws of the State of Maryland, we have relied with your permission solely on the opinion of Bruce I. Rothschild, Esq., Vice President and General Counsel of the Company, addressed to us of even date herewith (a copy of which is attached hereto as Exhibit A), without any independent verification of the matters set forth therein. To the extent that such opinion contains conditions and limitations, we are incorporating such conditions and limitations herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus and the caption "Validity of the Notes" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                        Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                        By:         /s/Kenneth R. Blackman
                            --------------------------------------
                                      Kenneth R. Blackman

                                                                     EXHIBIT A


                              THE ROUSE COMPANY
                        10275 LITTLE PATUXENT PARKWAY
                        COLUMBIA, MARYLAND 21044-3456



November 10, 1998


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004

Ladies and Gentlemen:

            I have acted as counsel for The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering U.S. $2,251,000,000 aggregate issue amount of (i) common stock, par value $0.01 per share, (ii) preferred stock, par value $0.01 per share, and
(iii) debt securities (the "Debt Securities") to be issued from time to time by the Company. Capitalized terms used herein have the meanings specified in the Registration Statement, unless otherwise defined herein.

            In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of the Articles of Incorporation of the Company, as amended and restated, the Bylaws of the Company, as amended, and all corporate proceedings, records, agreements, instruments and documents, and such statutory, constitutional and other material as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

            Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that:

            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            2. The Company has all the requisite corporate power and authority to enter into the Indenture and to issue the Debt Securities and to perform its obligations thereunder.

            3. Execution and delivery of the Indenture and the issuance of the Debt Securities thereunder have been duly authorized by the Company.

            I wish to advise you that I am a member of the Bar of the State of Maryland and accordingly limit the opinions expressed herein to matters of the laws of the State of Maryland.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my opinion under the caption "Legal Matters" in the Prospectus and the caption "Validity of the Notes" in any Prospectus Supplement forming a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act. I hereby also consent to the reliance on this opinion by Fried, Frank, Harris, Shriver & Jacobson.

                                    Very truly yours,

                                    /s/ Bruce I. Rothschild
                                    ------------------------------------
                                    Bruce I. Rothschild